Exhibit 99.1

Apricus Biosciences, Inc.

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Overview

On July 12, 2012, the Company closed the Contribution Agreement for acceptance of 100% ownership of Finesco SAS, a holding company incorporated in France and Scomedica SAS, a company incorporated in France and a wholly owned subsidiary of Finesco SAS (“Scomedica”) (collectively, Finesco and Scomedica shall be hereinafter referred to as “Finesco”). The Company issued 2,592,592 shares at a value of €7,000,000 to the shareholders of Finesco. Additional shares valued at €1,818,088 will be deliverable only if Net Revenue (as defined in the Contribution Agreement) for Scomedica for the twelve months ended December 31, 2012 equals or exceeds €8,000,000 (the “Additional Contribution Amount”). The Additional Contribution Amount shares will be issuable, if at all, on or before the fifth (5th) Business Day after the issuance by Scomedica’s statutory auditor of its general report on its financial statements for the fiscal year ended December 31, 2012.

The Company’s Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2012 is derived from the historical unaudited condensed consolidated balance sheet of the Company as of June 30, 2012, as filed with the Securities and Exchange Commission (the “SEC”) in its Quarterly Report on Form 10-Q on August 9, 2012 (the “Second Quarter 10-Q”), combined with information derived from the audited historical consolidated balance sheet of Finesco as of June 30, 2012, attached as Exhibit 99.2 to this Amendment No. 1on Form 8K/A (the “8-K Amendment”) to the Company’s Current Report on Form 8-K (the “Original 8-K”), as filed with the SEC on July 13, 2012, coupled with the pro forma impact of applying the purchase method of accounting and other related adjustments included therein based upon available information and assumptions that the Company believes are reasonable. The Pro Forma Condensed Consolidated Balance Sheet (Unaudited) is presented as if the acquisition of Finesco had occurred on June 30, 2012.

The Company’s Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the six months ended June 30, 2012 is derived upon the historical unaudited consolidated statement of operations of the Company for the six months ended June 30, 2012 (as filed with the SEC in the Second Quarter 10-Q), combined with the audited historical consolidated statement of comprehensive income of Finesco for the six months ended June 30, 2012, attached as Exhibit 99.2 to the 8-K Amendment. The Company’s Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the year ended December 31, 2011 is based upon the historical audited consolidated statement of operations of the Company for the year ended December 31, 2011, as filed with the SEC in its Annual Report on Form 10-K on March 13, 2012 (the “2011 Form 10-K”), combined with the historical audited consolidated statement of comprehensive income of Finesco for the year ended December 31, 2011, attached as Exhibit 99.2 to the 8-K Amendment. Scomedica was acquired by Finesco on May 16, 2011. The historical financial statements of Finesco through May 15, 2011 are considered those of the Predecessor, while the historical financial statements of Finesco subsequent to May 15, 2011 are considered those of the Successor to reflect the different basis of accounting resulting from the changes to the assets acquired and liabilities assumed as of the acquisition date by Finesco. All intercompany transactions between the Company and Finesco have been eliminated. Pro forma adjustments included therein are based upon available information and assumptions that the Company believes are reasonable. The Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for the six months ended June 30, 2012 and for the year ended December 31, 2011 depicts the effect of the acquisition of Finesco as if the transaction had occurred on January 1, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable, and with respect to the Pro Forma Condensed Consolidated Statement of Operations (Unaudited), expected to have a continuing impact on the combined results of the Company and Finesco. The assumptions used to prepare the Pro Forma Condensed Consolidated Financial Statements (Unaudited), (“Pro Forma Financial Statements”) are contained in the accompanying notes and should be reviewed in their entirety. The Pro Forma Financial Statements reflect an illustrative allocation of the purchase price to the assets and liabilities acquired based on currently available information. The purchase price allocation as of the July 12, 2012 acquisition date and the resulting effect on income from operations may differ from the pro forma amounts included herein. The Pro Forma Financial Statements are for informational purposes only. These Pro Forma Financial Statements are not necessarily indicative of future results or of actual results that would have been achieved had the Finesco acquisition been consummated on the dates presented, and should not be taken as representative of future consolidated operating results of the Company. The Pro Forma Financial Statements do not reflect any operating efficiencies or cost savings that the Company may achieve, or any additional expenses that the Company may incur, with respect to the combined companies.

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The financial information of Finesco has been extracted from the historical financial statements of Finesco, which were prepared in Euros (EUR) and in accordance with International Financial Reporting Standards (IFRS) as adopted by the International Accounting Standards Board (IASB) which is a method of accounting different from accounting principles generally accepted in the United States of America (U.S. GAAP).

In presenting the pro forma combined information, there were no material differences between IFRS and US GAAP that required adjustments to be presented. The EUR amounts have been translated to U.S. Dollars using the following exchange rates:

		EUR/$
Year ended December 31, 2011	Average Spot Rate	1.3923
Six months ended June 30, 2012	Average Spot Rate	1.2978
June 30, 2012	Period End Rate	1.29596

This information should be read in conjunction with the accompanying notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited), the Company’s historical financial statements and accompanying notes in both our Annual Report on Form 10-K for the Year Ended December 31, 2011 and our Quarterly Report on Form 10-Q for the Six Months ended June 30, 2012, and Finesco’s historical financial statements and the accompanying notes that are included in this Current Report on Form 8-K/A.

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Apricus Biosciences, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(in '000s)

	For the year ended December 31, 2011
	Apricus Biosciences, Inc.	Finesco (in EUR) for the period of January 1, 2011 through May 15, 2011 (Predecessor)	Finesco (in EUR) for the period of May 16, 2011 through December 31, 2011 (Successor)	Combined Finesco (Predecessor and Successor) (in USD)	Pro Forma Adjustments	Note	Pro-Forma Combined (USD)

License fee revenue	$877	€-	€-	$-	$-		$877
Other revenue	483			-	-		483
Product sales	498			-	-		498
Contract service revenue	2,243	2,710	5,440	11,347	(18)	6(a)	13,572
Total Revenue	$4,101	€2,710	€5,440	$11,347	$(18)		$15,430
Cost of product	379	-	-	-	-		379
Cost of services	1,858	1,960	3,731	7,924	-		9,782
Gross Profit	$1,864	€750	€1,709	$3,423	$(18)		$5,269

Costs and expenses
Research and development	$5,821	€-	€-	$-	$-		$5,821
Selling, general and administrative	11,463	633	1,599	3,108	284	6(a),6(b)	14,855
Loss on sale of Bio-Quant subsidiary	2,760	-	-	-	-		2,760
Negative goodwill from Scomedica acquisition	-	-	(1,309)	(1,823)	-		(1,823)

Total costs and expenses	$20,044	€633	€290	$1,285	$284		$21,613

Operating (loss) income	$(18,180)	€117	€1,419	$2,138	$(302)		$(16,344)

Other income (expense)
Interest income	$14	€-	€3	$4	$-		$18
Rental income	453	-	-	-	-		453
Other (expense) income, net	(27)	(6)	157	210	-		183
Interest expense	(377)	-	-	-	-		(377)
Total other income (expense)	$63	€(6)	€160	$214	$-		$277

(Loss) income from continuing operations before expense from income taxes	$(18,117)	€111	€1,579	$2,352	$(302)		$(16,067)

Expense from income taxes	-	42	420	643	-		643

(Loss) income from continuing operations	$(18,117)	€69	€1,159	$1,709	$(302)		$(16,710)

Basic (loss) earnings per share of common stock:
(Loss) income from continuing operations	$(0.90)	€-	€-	$-	$(0.12)		$(0.74)

Weighted average common shares outstanding:
Basic	20,023				2,488		22,511

The accompanying notes are an integral part of these consolidated financial statements.

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Apricus Biosciences, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(in '000s)

	For the six months ended June 30, 2012
	Apricus Biosciences Inc.	Finesco (in EUR)	Finesco (in USD)	Pro Forma Adjustments	Note	Pro-Forma Combined (USD)

License fee revenue	$674	€-	$-	$-		$674
Other revenue	-	-	-	-		-
Product sales	227	-	-	-		227
Contract service revenue	-	3,785	4,912	(13)	6(a)	4,899
Total Revenue	$901	€3,785	$4,912	$(13)		$5,800
Cost of product	160		-	-		160
Cost of services	-	2,880	3,738	-		3,738
Gross Profit	$741	€905	$1,174	$(13)		$1,902

Costs and expenses
Research and development	$2,526	€-	$-	$-		$2,526
Selling, general and administrative	7,732	872	1,132	(498)	6(d),6(a), 6(b),6( c)	8,366

Total costs and expenses	$10,258	€872	$1,132	$(498)		$10,892

(Loss) income from operations	$(9,517)	€33	$42	$485		$(8,990)

Other (expense) income
Interest income	$6	€-	$-			$6
Rental income	225	-	-			225
Other (expense) income, net	(12)	12	16			4
Interest expense	(342)	(1)	(1)			(343)
Total other (expense) income	$(123)	€11	$15	$-		$(108)

(Loss) income before expense from income taxes	$(9,640)	44	57	485		$(9,098)

Expense from income taxes	-	26	34	-		34

Net (loss) income	$(9,640)	€18	$23	$485		$(9,132)

Basic and diluted loss per share	$(0.41)	€-	$-	$0.19		$(0.35)

Weighted average common shares outstanding
used for basic and diluted loss per share	23,336	-	-	2,488		25,824

The accompanying notes are an integral part of these consolidated financial statements.

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Apricus Biosciences, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

(in '000s)

	as of June 30, 2012
	Apricus Biosciences Inc.	Finesco (in EUR)	Finesco (in USD)	Pro Forma Adjustments	Note	Pro Forma Combined (USD)
Assets
Current assets
Cash and cash equivalents	$17,940	€2,027	$2,627	$-		$20,567
Accounts receivable, net	461	949	1,230	-		1,691
Restricted cash	52	-	-	-		52
Inventories, net	427	-	-	-		427
Prepaid expenses and other current assets	865	76	98	-		963

Total current assets	$19,745	€3,052	$3,955	$-		$23,700

Fixed assets, net	$4,227	€53	$69	$-		$4,296
Restricted cash	-	255	330	-		330
Intangible assets, net of accumulated amortization	3,785	-	-	-		3,785
Goodwill	1,130	-	-	7,682	5(a), 6(d)	8,812
Deferred rental income and other assets	311	259	336	-		647

Total assets	$29,198	€3,619	$4,690	$7,682		$41,570

Liabilities and Stockholders' Equity
Current liabilities
Convertible notes payable	$4,000	€-	$-	$-		$4,000
Trade accounts payable	695	362	469	161	5(c)	1,325
Accrued expenses	2,752	56	73	-		2,825
Payroll related liabilities	856	-	-	-		856
Contingent consideration - current portion	1,781	-	-	-		1,781
Other current liabilities	789	1,474	1,910	-		2,699

Total current liabilities	$10,873	€1,892	$2,452	$161		$13,486

Long term liabilities
Other long term liabilities	$1,485	€490	$635	$-		$2,120

Total liabilities	$12,358	€2,382	$3,087	$161		$15,606

Commitments and contingencies

Stockholders' equity:
Common stock	$27	€-	$-	$3	5(a)	$30
Additional paid-in capital	245,810	60	78	9,369	5(a), 5(b), 6(b)	255,257
Accumulated (deficit) retained earnings	(228,997)	1,177	1,525	(1,851)	5(b), 5(c), 6(d), 6(b)	(229,323)

Total stockholders' equity	$16,840	€1,237	$1,603	$7,521		$25,964

Total liabilities and stockholders' equity	$29,198	€3,619	$4,690	$7,682		$41,570

The accompanying notes are an integral part of these consolidated financial statements.

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Apricus Biosciences, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1.	THE TRANSACTION

On July 12, 2012, the Company accepted, by way of a share contribution, 100% of all outstanding common stock of Finesco SAS, a holding company incorporated in France and Scomedica SAS, a company incorporated in France and a wholly-owned subsidiary of Finesco (“Scomedica”) (collectively, Finesco and Scomedica shall be hereinafter referred to as “Finesco”).

2.	BASIS OF PRESENTATION

The Company’s Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2012 is derived from the historical unaudited balance sheet of the Company as of June 30, 2012 as filed with the Securities and Exchange Commission (the “SEC”) in its Quarterly Report on Form 10-Q on August 9, 2012 (the “Second Quarter 10-Q”), combined with information derived from the unaudited historical balance sheet of Finesco as of June 30, 2012, attached as Exhibit 99.3 to this Amendment No. 1 on Form 8-K/A (the “8-K Amendment”) to the Company’s Current Report on Form 8-K (the “Original 8-K”), as filed with the SEC on July 13, 2012, coupled with the pro forma impact of applying the purchase method of accounting and other related adjustments included therein based upon available information and assumptions that the Company believes are reasonable. The Pro Forma Condensed Consolidated Balance Sheet (Unaudited) is presented as if the acquisition of Finesco had occurred on June 30, 2012.

The Company’s Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the six months ended June 30, 2012 is based upon the historical unaudited statement of operations of the Company for the six months ended June 30, 2012 (as filed with the SEC in the Second Quarter 10-Q), and derived from the audited historical statement of comprehensive income of Finesco for the six months ended June 30, 2012, attached as Exhibit 99.2 to the 8-K Amendment. The Company’s Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the year ended December 31, 2011 is based upon the historical audited statement of operations of the Company for the year ended December 31, 2011 as filed with the SEC in its Annual Report on Form 10-K on March 13, 2012 (the “2011 Form 10-K”), and derived from the historical audited statement of comprehensive income of Finesco for the year ended December 31, 2011, attached as Exhibit 99.2 to the 8-K Amendment. Scomedica was acquired by Finesco on May 16, 2011. The historical financial statements of Finesco through May 15, 2011 are considered those of the Predecessor, while the historical financial statements of Finesco subsequent to May 16, 2011 are considered those of the Successor to reflect the different basis of accounting resulting from the changes to the assets acquired and liabilities assumed as of the acquisition date by Finesco. All intercompany transactions between the Company and Finesco have been eliminated. Pro forma adjustments included therein are based upon available information and assumptions that the Company believes are reasonable. The Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for the six months ended June 30, 2012 and for the year ended December 31, 2011 depicts the effect of the acquisition of Finesco as if the transaction had occurred on January 1, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable, and with respect to the Pro Forma Condensed Consolidated Statement of Operations (Unaudited), expected to have a continuing impact on the combined results of the Company and Finesco. The assumptions used to prepare the Pro Forma Condensed Consolidated Financial Statements (Unaudited) (“Pro Forma Financial Statements”) are contained in the accompanying notes and should be reviewed in their entirety. The Pro Forma Financial Statements reflect an illustrative allocation of the purchase price to the assets and liabilities acquired based on currently available information. The purchase price allocation as of the July 12, 2012 acquisition date and the resulting effect on income from operations will differ from the pro forma amounts included herein. The Pro Forma Financial Statements are for informational purposes only. These Pro Forma Financial Statements are not necessarily indicative of future results or of actual results that would have been achieved had the Finesco acquisition been consummated on the dates presented, and should not be taken as representative of future consolidated operating results of the Company. The Pro Forma Financial Statements do not reflect any operating efficiencies or cost savings that the Company may achieve, or any additional expenses that the Company may incur, with respect to the combined companies.

3.	ACCOUNTING POLICIES

The Pro Forma Financial Statements do not assume any differences in accounting policies. The Company is not aware of any differences that would have a material impact on the Pro Forma Financial Statements.

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4.	CALCULATION OF ESTIMATED CONSIDERATION TRANSFERRED AND PRO FORMA ALLOCATION OF CONSIDERATION TO NET ASSETS ACQUIRED

The Company issued 2,592,592 shares at a value of €7,000,000 ($8,580,000 based on the conversion rate in effect at July 12, 2012) to the shareholders of Finesco. In addition the Company paid certain transaction costs totaling $213,000 on behalf of the sellers. Additional shares valued at €1,818,000 will be deliverable only if Net Revenue (as defined in the Contribution Agreement) for Scomedica for the twelve months ended December 31, 2012 equals or exceeds €8,000,000 (the “Additional Contribution Amount”). For the proforma presentations, the Company assumes that the Additional Contribution Amount will not be achieved and therefore the Additional Contribution Amount has an estimated value of $0 in this presentation. This will continue to be evaluated by the Company each reporting period.

Based on the unaudited pro forma condensed consolidated financial statements as of June 30, 2012, the transaction has been accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed have been recorded at fair value, with the remaining purchase price recorded as goodwill. The following table summarizes the pro forma allocation of consideration to the net assets acquired (in thousands) as if the acquisition of Finesco occurred on June 30, 2012:

Accounts receivable	$1,230
Prepaids and other current assets	98
Property and equipment	69
Long-term assets	666
Accounts payable and accrued expenses	(2,452)
Other long term liabilities	(635)
Goodwill	7,682
Total net assets acquired	$6,658

Fair value of common stock issued	$9,072
Cash paid for certan transaction costs paid on behalf of the seller	213
Cash acquired	(2,627)
Net purchase price	$6,658

The carrying value of assets and liabilities in Finesco’s financial statements are considered to be a proxy for the fair value of those assets and liabilities. The estimated fair values above are based on a pro forma acquisition date of June 30, 2012, and are for pro forma and illustrative purposes only; these amounts may not be representative or indicative of the estimated fair values that will be reported to give effect to the acquisition as of the actual July 12, 2012 acquisition date. Finesco is a contract sales organization; most of the value in Finesco is applicable to the management team and the employees and their relationships with pharmaceutical companies and medical practices. These business relationships are not contractual in nature and do not meet the separability criterion and as a result are not considered identifiable intangible assets recognized separately from goodwill. The value of the management, employees and business relationships is classified as goodwill under US GAAP. Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible assets acquired and liabilities assumed. The acquired goodwill presented in the above table reflects the estimated goodwill from the preliminary purchase price allocation of $7.7 million.

5.	ADJUSTMENTS TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

The following pro forma adjustments were applied to the historical balance sheets of the Company and Finesco at June 30, 2012 to arrive at the Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(a)	Goodwill. The Company issued 2,592,592 shares at a value of €7,000,000 ($8,580,000 based on the conversion rate in effect at July 12, 2012) to the shareholders of Finesco. In addition the Company paid certain transaction costs totaling $213,000 on behalf of the sellers. Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The acquired goodwill presented in the above table reflects the estimated goodwill from the preliminary purchase price allocation of $7.7 million.

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(b)	Stockholder’s Equity. Finesco’s historical stockholder’s equity was reversed

(c)	Transaction Costs. We have estimated that total acquisition related costs will be approximately $509,000, of these costs approximately $161,000 was accrued as a pro forma adjustment in “Trade accounts payable” in the pro forma condensed consolidated balance sheet unaudited at June 30, 2012. The remaining transaction costs are reflected in the historical unaudited condensed consolidated balance sheet of Apricus at June 30, 2012.

6.	ADJUSTMENTS FOR THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

The following pro forma adjustments were applied to the historical statements of operations for the Company and Finesco:

(a)	Intercompany transaction. Intercompany transactions have been eliminated.

(b)	Stock Compensation. The transaction included the expected issuance of approximately 205,000 stock options to key employees of Finesco. An adjustment to record pro forma stock-based compensation expense of $302,000 inclusive of a French tax charge of $151,000 was made for the year ended December 31, 2011 and an adjustment of $76,000 was made for the six months ended June 30, 2012, as if these stock options were granted on January 1, 2011.

(c)	Transaction Costs. We have estimated that total acquisition related costs will be approximately $509,000. Because we are required to expense these costs as they are incurred, we have charged the pro forma adjustment to retained earnings as of June 30, 2012. No adjustment has been made to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 as no transaction costs were incurred during that period. The pro forma condensed consolidated statement of operations unaudited for the six months ended June 30, 2012 was adjusted by $348,000 to eliminate the transaction costs reflected in “General and Administrative Expenses” which were incurred and expensed for that period as they are non-recurring.

(d)	Additional consideration for certain transaction costs. The pro forma condensed consolidated statement of operations unaudited for the six months ended June 30, 2012 was adjusted by $213,000 to eliminate certain transaction costs incurred by the sellers which were expensed as “Selling, General and Administrative Expenses” for that period and later paid by the Company on behalf of the sellers and retreated as consideration for the contribution agreement.

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